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                                                                   EXHIBIT 99.2
PROXY

                       ASSOCIATED NATURAL GAS CORPORATION

     PROXY FOR SPECIAL STOCKHOLDERS MEETING TO BE HELD ON DECEMBER 15, 1994

     The undersigned hereby appoints Cortlandt S. Dietler and Harold R. Logan, Jr., and each of them proxies (to act by majority decision if more than one shall act), with full power of substitution, to vote all shares of stock of Associated Natural Gas Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the Brown Palace Hotel, 321 17th Street, Denver, Colorado on December 15, 1994 at 9:00 a.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Joint Proxy Statement/Prospectus and upon such other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the Notice of said meeting and Joint Proxy Statement/Prospectus is hereby acknowledged. The Board of Directors recommends a vote "FOR" the proposal to approve and adopt the Merger Agreement.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                     SEE REVERSE SIDE

/X/  Please mark votes as in this example.



THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND IN THE DISCRETION OF THE WITHIN NAMED PROXIES WITH RESPECT TO OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of October 9, 1994, among Panhandle Eastern Corporation, Panhandle Acquisition Two, Inc. and Associated Natural Gas Corporation.

          / / FOR               / / AGAINST               / / ABSTAIN

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

     Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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Signature:                                Date


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Signature:                                Date

       PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.